UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2013

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2013, Affinity Gaming (“we” or “our”) held its annual meeting of stockholders (the “Annual Meeting”) for the purpose of allowing shareholders to vote on several proposals, as well as to transact such business as might properly come before the Annual Meeting. On May 20, 2013, we received the certified final voting results, which included zero broker non-votes, from the inspector of elections. The final results of the voting on each proposal presented to stockholders at the Annual Meeting are presented below.

		FOR	AGAINST	ABSTAIN
1.	Approve an increase in the size of our board of directors from five to seven seats	20,013,625	—	—

		FOR	WITHHELD
2.	Elect seven directors (subject to approval of Proposal 1) from the following list of nominated persons to serve until the 2014 Annual Meeting:
	Don R. Kornstein	13,315,683	—
	Thomas M. Benninger	20,013,625	—
	Matthew A. Doheny	13,315,683	—
	Randall A. Fine	20,013,625	—
	Richard S. Parisi	20,013,625	—
	David D. Ross	20,013,625	—
	Eric V. Tanjeloff	20,013,625	—
	James J. Zenni	6,697,942	—
	Martin J. Auerbach	6,697,942	—

By a plurality of votes, stockholders elected Don R. Kornstein, Thomas M. Benninger, Matthew A. Doheny, Randall A. Fine, Richard S. Parisi, David D. Ross and Eric V. Tanjeloff as the seven directors who will serve until our 2014 annual meeting of stockholders.

		FOR	AGAINST	ABSTAIN
3.	Advisory vote to approve named executive officer compensation	13,842,607	—	6,171,018

		EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
4.	Advisory vote on the frequency of future advisory votes on executive compensation	4,894,947	8,297,365	—	6,821,313

Based on the results of the voting on Proposal 4, we chose to hold future advisory votes on executive officer compensation every two years.

		FOR	AGAINST	ABSTAIN
5.	Ratify the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm	20,013,625	—	—

Our stockholders neither considered nor voted on any other matters.

A copy of the press release announcing the final results of stockholder voting at our Annual Meeting is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	May 20, 2013	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 20, 2013